EXHIBIT 23.3



                                                         OCTOBER 21, 1997



Precision Auto Care, Inc.
748 Miller Drive, S.E.
Leesburg, Virginia 20175



Ladies and Gentlemen:



     We hereby consent to the inclusion of our opinion dated October 21, 1997 as an Appendix to, and the references to our firm in, the Joint Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 (No. 333-34449).



                                      Very truly yours,



                                      QUIST FINANCIAL, INC.